Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Michael T. Strianese, Christopher E. Kubasik, Ralph G. D’Ambrosio, Ann D. Davidson, Esq. and Allen E. Danzig, Esq., as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement on Form S-8 (the “Registration Statement”) relating to the L3 Technologies, Inc. Supplemental Savings Plan II, including to sign and file in the name and on behalf of the undersigned as director or officer of L3 Technologies, Inc. this Registration Statement and any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in the capacities and on the dates set forth below.

Signature	Capacity	Date

/s/ Michael T. Strianese	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	November 15, 2017
Michael T. Strianese

/s/ Ralph G. D’Ambrosio	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 20, 2017
Ralph G. D’Ambrosio

/s/ Dan Azmon	Vice President, Controller and Principal Accounting Officer	November 20, 2017
Dan Azmon

/s/ Robert B. Millard	Director	November 14, 2017
Robert B. Millard

/s/ Claude R. Canizares	Director	November 19, 2017
Claude R. Canizares

/s/ Thomas A. Corcoran	Director	November 14, 2017
Thomas A. Corcoran

/s/ Ann E. Dunwoody	Director	November 15, 2017
Ann E. Dunwoody

/s/ Lewis Kramer	Director	November 14, 2017
Lewis Kramer

/s/ Lloyd W. Newton	Director	November 15, 2017
Lloyd W. Newton

/s/ Vincent Pagano, Jr.	Director	November 14, 2017
Vincent Pagano, Jr.

/s/ H. Hugh Shelton	Director	November 16, 2017
H. Hugh Shelton

/s/ Arthur L. Simon	Director	November 16, 2017
Arthur L. Simon